Exhibit 10.3

EMPLOYMENT AGREEMENT

This Agreement, effective as of May 1, 2025 (the “Effective Date”), is entered into by and between SS Innovations International Inc., a corporation incorporated under the laws of Florida (the “Company”), and Dr. Vishwajyoti Pascual Srivastava, residing at 28A, Udyan Villa, Triveni Gardens Complex, Gadaipur, Mehrauli, Delhi, India (the “Employee”).

WHEREAS the Company wishes to engage the services and expertise of the Employee on the terms and conditions hereinafter set forth, and the Employee wishes to accept such an engagement.

NOW THEREFORE in consideration of the covenants of each of the parties given to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. SERVICES

Effective as of the Effective Date, the Company hereby engages the Employee, and the Employee hereby accepts an engagement, to serve as the Chief Executive Officer- Asia Pacific of the Company (the “Services”) transitioning from the Employee’s prior role as Chief Operating Officer-Asia.

The Employee shall undertake the duties and responsibilities customarily associated with the Chief Executive Officer of a publicly listed company, with a regional focus on the Asia Pacific market. This position constitutes full-time employment, and the Employee agrees to devote the time, attention, and effort necessary for the diligent and effective performance of these duties.

The Employee further acknowledges that the Services may, from time to time, require significant travel.

While the Employee may assign the right to receive compensation under this Agreement, the obligation to personally perform the Services and carry out the responsibilities described herein shall be non-transferable and shall remain solely with the Employee.

2. REMUNERATION

The Company agrees to compensate the Employee in accordance with the terms set forth in Schedule A. Attached hereto and incorporated by reference into this Agreement.

3. CONFIDENTIALITY; OWNERSHIP OF DOCUMENTS; NON-COMPETE

3.1 Confidential Information: Employee recognizes and acknowledges that by reason of this Agreement and service to the Company, he will have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to business methods, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, sales and profit figures, contact lists, and relationships between the Company and its affiliates, customers, clients, Employees, licensees, suppliers, and others who have business dealings with the Company and its affiliates (“Confidential Information”). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Employee or except as, and to the extent as, may be required by law.

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale, Florida – 33316, United States of America

3.2 Non-Competition

a. Employee recognizes that in his position as an Employee to the Company, he will acquire such information outlined in Section 3.1 hereof, and for good and valuable consideration, including his engagement by the Company, he agrees that during the Term of this Agreement and for a period of 12 months after termination of this Agreement, Employee will not, unless acting pursuant hereto or with the prior written consent of the Company, directly or indirectly, manage, operate, join, control, or participate in the management, operation, control, or be connected as an officer, director, employee, partner, principal, agent, representative, Employee, or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in the primary line of business in which the Company is engaged in at the time of execution of this Agreement.

b. The foregoing restriction shall not be construed to prohibit the ownership by the Employee of more than five percent (5%) of any class of securities of any corporation that is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither the Employee nor any group of persons including the Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

3.3 Non-solicitation; Non-Association:

The Employee hereby acknowledges and agrees that he, together with other Employees engaged by the Company, is likely to be exposed to a significant amount of Confidential Information concerning the Company’s, business methods, operations, employment relationships, and customers while engaged under this Agreement, that such information might be retained by the Employee and such other Employees in tangible form or simply retained in their memory, and that the protection of the Company’s exclusive rights to such confidential information and the benefits flowing from it can best be ensured by means of a restriction on the Employee’s activities after termination of this Agreement. Therefore, the Employee agrees that for 12 months period following termination of this Agreement, he shall not engage in the following activities:

(a) He shall not solicit, divert, or initiate any contact (or attempt to solicit, divert, or initiate any contact) with any relationship of the Company or any affiliate with whom Employee dealt (including any customers or vendors), for the purpose of doing business in the same lines of business as the Company, and further will not solicit or initiate any contact with any potential relationship of the Company or affiliate, that the Employee solicited or contacted while engaged by the Company. This provision does not restrict Employee from developing relationships independently obtained outside of Employee’s position with the Company.

(b) He shall not directly solicit the employment of or hire any employee or Employee of the Company or affiliate and will not attempt to persuade any employee or Employee to leave the employment or consulting relationship of the Company or such affiliate.

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale, Florida – 33316, United States of America

3.4 Equitable Relief:

(a) Employees acknowledge that the restrictions contained in Article 3 hereof are reasonable and necessary to protect the legitimate interests of the Company and that any violation of such restrictions would result in an irreparable injury to the Company. If the period of time or other restrictions specified in Article 3 should be adjudged unreasonable at any proceeding, then the period of time or such other restrictions shall be reduced by the elimination or reduction of such portion thereof so that such restrictions may be enforced in a manner adjudged to be reasonable. The Employee acknowledges that the Company shall be entitled to preliminary and permanent injunctive relief for a violation of any such restrictions without having to prove actual damages or to post a bond; the Company shall also be entitled to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled in law or equality.

(b) Employee agrees that until the expiration of the covenants contained in Sections 3.2 and 3.3 of this Agreement, the Company may provide a copy of the covenant contained in such Sections to any business or enterprise (i) that Employee may directly or indirectly own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing, control, or control of, or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, Employee, or otherwise, or in connection with which he may use or permit his name to be used.

4. TERM OF EMPLOYEMENT

The employment of the Employee under this Agreement shall commence on the Effective Date and shall continue for a fixed term of five (5) years, unless earlier terminated in accordance with the provisions of this Agreement or applicable law. Upon expiration of the term, the Agreement may be renewed or extended by mutual written agreement of the Parties.

5. TERMINATION

5.1. This Agreement may be terminated by either the Employee or the Company for cause, or in the event of willful misconduct or gross negligence by either party. The Board of Directors of the Company may, at its sole discretion, remove the Employee from the position of Chief Executive Officer – Asia Pacific at any time; however, such removal shall not in itself constitute a termination of this Agreement.

5.2 The obligations of the Employee—and, where applicable, those of the Employee’s employees, agents, successors, and assignees—under Section 3 (Confidentiality; Ownership of Documents; Non-Compete), Section 6 (Indemnification), and Section 9 (Governing Law and Dispute Resolution) shall survive the completion of Services and the expiration or termination of this Agreement.

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale, Florida – 33316, United States of America

6. REPRESENTATION AND WARRANTIES; INDEMNIFICATION

6.1 The Employee warrants and represents that he is duly qualified to perform his duties hereunder, and further covenants that in performing his duties hereunder, he will not engage in activity that is in violation of applicable laws or subject the Company to liability thereunder. The Employee further warrants that his execution of this Agreement and the performance of services hereunder does not violate any agreement to which Employee is a party nor give any prior employer, partner, associate or any other person any legal or equitable rights against the Employee or the Company.

6.2 This Agreement is conditional on the Company’s commitment to obtain a directors’ and officers’ insurance policy as soon as commercially reasonable, and the Company signing an Indemnification Agreement satisfactory to the Employee. To the fullest extent permitted by applicable law, the Company agrees that it will not voluntarily change the terms of such D&O Insurance or the Indemnification Provisions to the detriment of the Employee at any time while he is entitled to benefit of such D&O Insurance or Indemnification Provisions. Additionally, the Employee shall be entitled to such indemnification by the Company as is prescribed in the laws of the State of Florida or in the Charter or Bylaws of the Company.

7. NOTICES

Any notices delivered or received between either party shall be deemed to have been received:

(a)	if it was delivered in person, on the date it was delivered.

(b)	if it was sent by electronic facsimile transmission, on the date it was delivered.

(a)	if it was sent by registered mail, on the day it was received to the following address:

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale,

Florida – 33316, United States of America

By email: sudhir.srivastava@ssinnovations.org

Attention: CEO

Vishwajyoti P. Srivastava

28A, Udyan Villa, Triveni Gardens Complex, Gadaipur, Mehrauli, Delhi, India

By email: vishwa.srivastava@ssinnovations.org

Attention: CEO- Asia Pacific

8. MODIFICATION OF AGREEMENT

Any modification of this Agreement must be made in writing and signed by the Employee and the Company, or it shall have no effect and shall be void.

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale, Florida – 33316, United States of America

9. GOVERNING LAW

9.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any conflict of law rules otherwise.

9.2 Any and all disputes arising hereunder, including disputes arising from or relating to termination and the grounds therefor, including all grounds arising from statutory claims alleging discrimination or violations of federal, state or local civil rights law, or otherwise, shall be resolved by binding arbitration in Florida before a single arbitrator in accordance with the arbitration rules of the American Arbitration Association (the “AAA”) applicable to arbitration then in effect. Notice of the demand for arbitration by either party shall be given in writing to the other party to this Agreement. On such demand, the dispute shall be heard by arbitration before a single arbitrator selected pursuant to the AAA rules. Any award rendered by the arbitrator shall be conclusive and binding on the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The arbitrator shall be entitled to award equitable relief. Each party shall pay its own expenses of arbitration, including attorneys’ fees. Nothing herein shall prevent the Company from seeking and obtaining preliminary equitable relief from a court pursuant to Section 3.5.

9.3 The parties hereby submit to the jurisdiction of the federal and state courts located in Florida for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrators, and to the non-exclusive jurisdiction of the aforementioned courts for the enforcement of any award issued hereunder, and waive any right to stay or dismiss any such actions or proceedings brought before any such court on the basis of forum non conveniens or improper venue.

10. HEADINGS

The headings utilized in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.

11. GENERAL MATTERS

11.1 The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provisions of this Agreement.

11.2 This Agreement shall be binding upon the parties hereto and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Employee without prior written consent of the Company.

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale, Florida – 33316, United States of America

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 21st day of May 2025.

SS INNOVATIONS INTERNATIONAL, INC.,

/s/ SUDHIR SRIVASTAVA
DR. SUDHIR SRIVASTAVA
CHAIRMAN & CEO

/s/ VISHWAJYOTI P. SRIVASTAVA
VISHWAJYOTI P. SRIVASTAVA

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale, Florida – 33316, United States of America

SCHEDULE “A”

REMUNERATION & BENEFITS

●	The Company will compensate the Employee with a base annual salary of $300,000 (Three Hundred Thousand Dollars), effective May 2025.

●	The Company, either directly or through its subsidiaries, will provide fully maintained and furnished accommodation for the Employee and his dependent family members.

●	The Company, either directly or through its subsidiaries, will provide a company-maintained vehicle along with a driver for the Employee’s official and personal use.

●	The Company, either directly or through its subsidiaries, will cover standard business-related expenses, including business class air travel.

●	The Company, either directly or through its subsidiaries, will cover 100% of the health insurance premiums for the Employee, his spouse, and dependent children.

●	The Employee will also be eligible for additional insurance coverage as per applicable Company policies.

SS Innovations International Inc.

1600 SE 15th Street, #512 Fort Lauderdale, Florida – 33316, United States of America